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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF NVEST COMPANIES, L.P.


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                                                                          State of
                                                                       Incorporation
         SUBSIDIARY                                                    or Organization
         ----------                                                    ---------------
         AEW Capital Management, Inc.                                  Massachusetts
         AEW Capital Management, L.P.                                  Delaware
         AEW Securities Limited Partnership                            Massachusetts
         AEW Hotel Investment Corporation                              Massachusetts
         AEW II Corporation                                            Massachusetts
         AEW Investment Group, Inc.                                    Massachusetts
         (includes approximately 23 real estate investment
          subsidiaries, all of which operate in the United States)
         Back Bay Advisors, Inc.                                       Massachusetts
         Back Bay Advisors, L.P.                                       Delaware
         Graystone Partners, Inc.                                      Massachusetts
         Graystone Partners, L.P.                                      Delaware
         Harris Associates, Inc.                                       Delaware
         Harris Associates L.P.                                        Delaware
         Harris Partners L.L.C.                                        Delaware
         Harris Partners, Inc.                                         Delaware
         Harris Associates Securities L.P.                             Delaware
         Jurika & Voyles, Inc.                                         Delaware
         Jurika & Voyles, L.P.                                         Delaware
         Loomis, Sayles & Company, Inc.                                Massachusetts
         Loomis, Sayles & Company, L.P.                                Delaware
         Loomis, Sayles Distributors, L.P.                             Delaware
         Loomis, Sayles Distributors, Inc.                             Massachusetts
         MC Management, Inc.                                           Massachusetts
         MC Management, L.P.                                           Delaware
         NEF Corporation                                               Massachusetts
         New England Funds, L.P.                                       Delaware
         New England Funds Management, L.P.                            Delaware
         Nvest Services Co., Inc.                                      Delaware
         Nvest Associates, Inc.                                        Delaware
         Nvest Holdings, Inc.                                          Massachusetts
         Reich & Tang Distributors, Inc.                               Delaware
         Reich & Tang Services, L.P.                                   Delaware
         Reich & Tang Asset Management, Inc.                           Massachusetts
         Reich & Tang Asset Management, L.P.                           Delaware
         Vaughan, Nelson, Scarborough & McCullough, Inc.               Delaware
         Vaughan, Nelson, Scarborough & McCullough, L.P.               Delaware
         VNSM Trust Company                                            Texas
         Westpeak Investment Advisors, Inc.                            Massachusetts
         Westpeak Investment Advisors, L.P.                            Delaware


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